As filed with the Securities and Exchange Commission on November 5, 1997.
                                                Registration No. 33-96832

===========================================================================

              UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                        -------------------------

                     Post-Effective  Amendment No. 1 to
                                 FORM S-3
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        -------------------------

                        Stewart Enterprises, Inc.
       (Exact  name  of  registrant  as  specified  in  its charter)

Louisiana           110 Veterans Memorial Boulevard        72-0693290
(State or other        Metairie, Louisiana 70005        (I.R.S. Employer
jurisdiction of            (504) 837-5880                Identification
incorporation        (Address, including zip code,          Number)
or organization)         and telephone number,
                         including area code,
                       of registrant's principal
                          executive offices)

                        -------------------------


      Joseph P. Henican, III                          Copy to:
   Chief Executive Officer and                   Dionne M. Rousseau
   Vice Chairman of the Board          Jones, Walker, Waechter, Poitevent,
    Stewart Enterprises, Inc.                  Carrere & Denegre, L.L.P.
         P. O. Box 19925                             51st Floor
  New Orleans, Louisiana  70179                201 St. Charles Avenue
          (504) 837-5880                New Orleans, Louisiana  70170-5100

         (Name, address, including zip code, and telephone number, including area code, of agent for service)


                        -------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE  TO THE PUBLIC:
                             Not Applicable

                        -------------------------


      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. __

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. __

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. __

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. __

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. __

                        -------------------------

The registrant hereby requests that this Post-Effective Amendment No. 1 become effective as soon as practicable pursuant to Section 8(c) of the Securities Act of 1933.

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                      STEWART ENTERPRISES, INC.

                    Explanation of Deregistration

      Stewart Enterprises, Inc. ("Stewart"), a Louisiana corporation, filed Registration Statement No. 33-96832 on Form S-3 on September 12, 1995 and Amendment No. 1 thereto on October 4, 1995 (collectively, the "Registration Statement") to register the resale of 650,745 shares of Class A Common Stock, no par value per share (the "Class A Common Shares"), of Stewart that were issued to the selling shareholders listed on Page 4 of the Prospectus (the "Selling Shareholders") on August 1, 1995.

      Since the effective date of the Registration Statement, Stewart has effected a three-for-two stock split in the form of a 50% stock dividend on June 21, 1996. Therefore, the number of Class A Common Shares to which the Registration Statement relates was increased from 650,745 to 976,117 shares.

      Due to the recent amendments to Rule 144, the Registration Statement is no longer necessary to enable the Selling Shareholders to sell their shares. In addition, in its Registration Statement, Stewart undertook to remove from registration by means of a post-effective amendment any of the Class A Common Shares which remained unsold at the termination of the offering.

      Since the effective date of the Registration Statement, the Selling Shareholders have sold 790,823 of the Class A Common Shares. Therefore, Stewart hereby deregisters 185,294 of its Class A Common Shares owned by the Selling Shareholders, which remain unsold at the termination of the offering.



                            SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on November 5, 1997.

                                          Stewart Enterprises, Inc.

                                    By:   /s/ JOSEPH P. HENICAN, III
                                          --------------------------
                                          Joseph P. Henican, III
                                          Chief Executive Officer and
                                          Vice Chairman of the Board


      Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                       Title                           Date


        *                       Chairman of the Board           November 5, 1997
---------------------
Frank B. Stewart, Jr.


/s/ JOSEPH P. HENICAN, III      Chief Executive Officer         November 5, 1997
--------------------------      and
Joseph P. Henican, III          Vice Chairman of the Board
                                (Principal Executive Officer)


        *                       President, Chief Operating      November 5, 1997
---------------                 Officer and a Director
William E. Rowe


        *                       Chief Financial Officer,        November 5, 1997
----------------                President-Corporate Division,
Ronald H. Patron                Executive Vice President
                                and a Director
                                (Principal Financial Officer)


        *                       Senior Vice President-Finance,  November 5, 1997
----------------                Secretary and Treasurer
Kenneth C. Budde                (Principal Accounting Officer)


        *                       Director                        November 5, 1997
----------------
Darwin C. Fenner


        *                       Director                        November 5, 1997
---------------
Michael O. Read


        *                       Director                        November 5, 1997
------------------
James W. McFarland


        *                       Director                        November 5, 1997
---------------
John P. Laborde


                                Director                        November__, 1997
----------------
Dwight A. Holder


*By: /s/ JOSEPH P. HENICAN, III
     --------------------------
     Joseph P. Henican, III
     Agent and Attorney-in-Fact